Exhibit 10.3

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO
NAME	Sunny Frog Oil, LLC
MAILING ADDRESS	1223 Wilshire Boulevard Suite 1050
CITY, STATE ZIP CODE	Santa Monica, CA 90403	(SPACE ABOVE THIS LINE RESERVED FOR RECORDER’S USE)

Documentary Transfer Tax $________
__Computed on value of interest conveyed.
__Computed on value of interest conveyed less liens and encumbrances remaining thereon at time of sale.
___________________________________________
 Declarant

CONVEYANCE OF TERM OVERRIDING ROYALTY INTEREST

This Conveyance of Term Overriding Royalty Interest (this “Conveyance”) is made and entered into effective as of 6:59 a.m., Pacific Time, April 1, 2018, by and between SUNNY FROG OIL LLC, a Delaware limited liability company, whose address is 1223 Wilshire Boulevard, Suite #1050, Santa Monica, CA 90403 (“Grantor”), and SFO PRODUCTION PAYMENT LLC, a Delaware limited liability company, whose address is 1223 Wilshire Boulevard, Suite #1050, Santa Monica, CA 90403  (“Grantee”).  Capitalized terms used herein shall have the meanings given to them in Section 2.13 hereof unless otherwise defined herein.
WHEREAS, Grantor is the owner of the Net Oil and Gas Properties, and Grantor has agreed to convey to Grantee the following described term overriding royalty interest in and to the Net Oil and Gas Properties and the Crude Oil attributable thereto.
NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS:
ARTICLE I
 CONVEYANCE OF TERM ORRI
Section 1.1          Conveyance.  For and in consideration of One Hundred Dollars ($100.00) and other good and valuable consideration paid by Grantee to Grantor, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby GRANTS, BARGAINS, SELLS, CONVEYS, ASSIGNS, TRANSFERS, SETS OVER and DELIVERS unto Grantee, its successors, and assigns the Term ORRI.

(a)          As used herein:
(1) “Term ORRI” means an overriding royalty interest in and to the Net Oil and Gas Properties and in and to all Crude Oil that may be produced and saved or sold from or under the Net Oil and Gas Properties, equal to the Term Production Percentage of all Crude Oil produced from the Gross Oil and Gas Properties.
(2) “Term Production Percentage” means, in each case as a fractional interest in 8/8ths of all Crude Oil produced and saved or sold from the Gross Oil and Gas Properties, 2.75% in 2018, which percentage will increase thereafter by 1.00% annually, effective January 1 of each year, up to a maximum of 9.75% (in which year such percentage increase over the prior year will be 0.75% and not 1.00%); provided, however, in the event of any termination or attempted termination by Grantor of the Division Order prior to expiration of the Term that adversely affects the rights of Grantee to continue to receive the Term ORRI, or any portion thereof, at the then applicable Term Production Percentage, then the Term Production Percentage will be 9.75% for the duration of the Term.  For the avoidance of doubt, the Term Production Percentage will not be subject to proportionate reduction based on the Grantor owning less than the entire interest in the Gross Oil and Gas Properties.
(3) “Gross Oil and Gas Properties” means the 100% interest on an 8/8ths basis in, to, and under the following: (A) all fee interests in and to the Lands and in and to the Hydrocarbons and other minerals thereunder, including all right, title, and interest thereto under grant deeds, mineral deeds, conveyances, assignments, or other forms of transfer, all as described on Exhibit A (the “Fee Interests”); (B) all Hydrocarbon and mineral leases described in Exhibit A (the “Leases”), and all of the lands described by the Leases (the “Lands”) and, with respect to the those Leases located in the Sansinena Field, to the extent enclosed within the boundary of Exhibit A-1, together with all rights in any pooled or unitized or communitized acreage by virtue of the Fee Interests or Lands being a part thereof (“Units”), and all production from the Units allocable to any such Fee Interests or Lands and all properties and lands unitized, communitized, or pooled with the Fee Interests, Leases, Lands, or Units; (C) all Hydrocarbon wells located on the Lands or Units attributable to the Gross Oil and Gas Properties, including the wells described in Exhibit B and the pro-ration units associated therewith (the “Wells”); (D) all rights to produce, and rights in and to production of, all Hydrocarbons (including proceeds from the sale of such Hydrocarbons, including inventory Hydrocarbons) (1) produced after the Effective Date or allocable to the Gross Oil and Gas Properties or any of them on and after the Effective Date, or (2) located as of the Effective Date in pipelines or in tanks above the sales meter or upstream of the pipeline sales connection; and (E) all unitization, communitization and pooling declarations, orders, and agreements to the extent they relate to the Gross Oil and Gas Properties or any of them or the production of Hydrocarbons therefrom. Notwithstanding anything herein to the contrary, it is the intent of Grantor that the term Gross Oil and Gas Properties includes all interests as set forth above in the definition of Gross Oil and Gas Properties of each and every kind owned by Grantor, whether described or not described, known or unknown, situated in the East LA Oil Field, Lost Angeles County, California.
(4) “Net Oil and Gas Properties” means 100% of all of Grantor’s right, title, and interest in and to the Fee Interests, the Leases, the Lands, the Units, the Wells, and the other properties, assets, rights and interests described in clause (3) above out of which the Net Oil and Gas Properties are the whole or part.
(5) “Crude Oil” means the unrefined mixture of liquid hydrocarbons, of any grade or specific gravity, commonly known as petroleum or oil.
(6) “Effective Date” means April 4, 2018, which is the date on which the transactions contemplated in the Purchase Agreement (as such term is defined in the Assignment and Assumption Agreement, as defined below) are completed and closed.
(b) The Term ORRI shall, for the Term, be equal to the then applicable Term Production Percentage of the Crude Oil produced and saved or sold from (or, to the extent pooled or unitized, allocated to) the Gross Oil and Gas Properties, and neither the then applicable Term Production Percentage nor any later applicable Term Production Percentage shall be reduced for any reason including if (1) the undivided interest in a Net Oil and Gas Property is less than the entire interest in the applicable Gross Oil and Gas Property, or (2) if the interest in Hydrocarbons underlying such portion of the Lands which is covered by a Net Oil and Gas Property is less than the entire interest in the Hydrocarbons underlying such portion of the Lands.
(c) For the avoidance of doubt, notwithstanding the Term ORRI being hereby granted out of the Net Oil and Gas Properties, the amount of the Term ORRI is equal to the Term Production Percentage of Crude Oil produced from the Gross Oil and Gas Properties, but satisfied only out of Crude Oil produced from the Net Oil and Gas Properties.  By way of example only, if, in 2018, (i) the Term Production Percentage is 2.75%, (ii) the amount of Crude Oil produced and saved or sold from the Gross Oil and Gas Properties for the relevant period is 100 Barrels, and (iii) 50 Barrels of said 100 Barrels is attributable to the Net Oil and Gas Properties, the Term ORRI for the relevant period will be equal to 2.75 barrels (i.e., 2.75% multiplied against 100 Barrels), satisfied out of the 50 Barrels of Crude Oil attributable to the Net Oil and Gas Properties.
TO HAVE AND TO HOLD, the Term ORRI, together with all and singular rights and appurtenances thereto, unto Grantee, its successors and assigns, until the expiration of the Term, subject to the following terms, provisions, and conditions.
Section 1.2          Warranty.  Grantor hereby warrants title to the Net Oil and Gas Properties against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through, or under Grantor but not otherwise.  EXCEPT AS PROVIDED IN THE PRECEDING

SENTENCES OF THIS SECTION 1.2, GRANTOR MAKES NO REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, WITH RESPECT TO GRANTOR’S TITLE TO THE NET OIL AND GAS PROPERTIES OR ANY OF THEM.
Section 1.3          Disclaimers.  EXCEPT AS EXPRESSLY AND SPECIFICALLY SET FORTH IN THIS CONVEYANCE, GRANTOR MAKES NO REPRESENTATION, WARRANTY, GUARANTEE, OR COVENANT, EITHER EXPRESS OR IMPLIED, OF ANY KIND, NATURE, OR TYPE WHATSOEVER, TO EITHER GRANTEE REGARDING THE TERM ORRI, INCLUDING THE PRESENT OR FUTURE VALUE THEREOF, THE AMOUNT, VALUE, OR MERCHANTABILITY OF THE HYDROCARBONS PRODUCED OR TO BE PRODUCED FROM THE NET OIL AND GAS PROPERTIES, THE REALIZATION OF ANY OF EITHER GRANTEE’S FINANCIAL OR OTHER EXPECTATIONS IN CONNECTION THEREWITH, OR OTHERWISE.  GRANTOR IS HEREBY CONVEYING THE TERM ORRI TO GRANTEE “AS IS, WHERE IS,” AND WITH ALL FAULTS.
Section 1.4          Disclosures to Grantee; Joinder.  Grantor will assign this Conveyance to RMX Resources, LLC, a Texas limited liability company (“Royale”), pursuant to the terms of that certain Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) entered into by and between Grantor and Royale dated effective as of the Effective Date.  Pursuant to the Assignment and Assumption Agreement, Royale will assume all of Grantor’s obligations, liabilities, and rights expressly set forth in this Conveyance.  Grantee hereby consents for all purposes to the assignment by Grantor of this Conveyance to Royale.  This Conveyance is hereby made subject to each of the terms and conditions of the Assignment and Assumption Agreement for all purposes, including specifically the rights of Grantor set forth in Section 2 thereof, and in the event of any conflict or ambiguity between this Conveyance and the Assignment and Assumption Agreement, the Assignment and Assumption Agreement shall govern such conflict or ambiguity.
Section 1.5          Term.
(a) The Term ORRI will remain in full force and effect until such time as Grantee has received and realized proceeds on 300,000 Barrels of Crude Oil from and after the Effective Date.  Such period of time during which the Term ORRI is in full force and effect is referred to herein as the “Term.”
(b) The effective time of the expiration of the Term shall be 11:59 p.m. Los Angeles, CA time on the day on which the 300,000th Barrel of Crude Oil attributable to the Term ORRI was delivered to (or gathered by) the first purchaser of such Crude Oil.  In the event Grantee receives any proceeds from the sale of Barrels of Crude Oil produced from or applicable to the Net Oil and Gas Properties at any time subsequent to such effective time of the expiration of the Term, Grantee shall immediately pay the full amount of all such proceeds to Grantor without any deduction therefrom.
(c) Following the expiration of the Term, all of Grantee’s rights, titles, and interests in and to the Term ORRI shall automatically terminate and vest in Grantor, and, upon request by Grantor, Grantee shall execute and deliver such instrument or instruments as Grantor reasonably determines to be necessary or desirable to evidence in the public record the termination of the Term ORRI and the vesting of the interests therein to Grantor.
(d) In the event any individual Net Oil and Gas Property (or portion thereof, as applicable) should terminate or expire before the expiration of the Term and not be extended, renewed or replaced, subject to Section 1.7 of this Conveyance, the Term ORRI no longer shall apply to that particular Net Oil and Gas Property (or such portion thereof, as applicable), but the Term ORRI shall remain in full force and effect and undiminished as to all remaining Net Oil and Gas Properties (and the remaining portion of such Oil and Gas Property, as applicable), and the Term Production Percentage and the Term shall not be reduced or diminished by reason of the termination or expiration of a Net Oil and Gas Property.
Section 1.6          Non-Operating, Non-Expense-Bearing Interest.
(a) The Term ORRI will be a non-operating, non-expense-bearing interest, and real property interest in and to each of the Net Oil and Gas Properties, free of all costs and expenses, including in connection with the risk and expense of production and operations. The Term ORRI will (1) be paid in the same manner by the first purchaser of oil produced from the Net Oil and Gas Properties as the existing royalties applying to the Net Oil and Gas Properties are paid, which existing royalties shall for all purposes include all “918” payments made by Grantor (collectively, the “Existing Royalties”), and (2) bear its proportionate share of Post Production Costs, but only if and only to the extent such costs are also deductible from any of the Existing Royalties.  As used herein, “Post Production Costs” means all costs related to, without limitation, the sale, marketing, transportation, delivery, shrinkage, processing, and other post-production costs and expenses incurred in connection with making such oil marketable, getting such oil to market, and sale of same to the first purchaser thereof; provided, however, Post Production Costs chargeable against the Term ORRI, if any, (i) shall not exceed the costs for similar services prevailing in the area where the Crude Oil subject to the Term ORRI are produced and (ii) shall not include any marketing cost or expense charged or chargeable by Grantor or its Affiliates, payment of which by Grantee would be for the sole and exclusive benefit of Grantor and/or its applicable Affiliate, with respect to the Barrels of Crude Oil attributable to the Term ORRI.
(b) Grantor will promptly invoice Grantee for Post Production Costs chargeable against the Term ORRI and which have previously been paid by Grantor on Grantee’s behalf.  Each invoice will be accompanied by the applicable vendor or other invoice and proof of payment, if applicable, and Grantor’s calculation of the Post Production Costs chargeable against the Term ORRI set forth in such invoice. Grantee will timely pay all undisputed invoices for Post Production Costs within thirty (30) days from the date of Grantee’s actual receipt thereof.  If Grantee pays Grantor for Post Production Costs incorrectly allocated to the Term ORRI, Grantor shall be obligated to promptly return such overpayment to Grantee at such time Grantor becomes aware of such overpayment.

(c) In the event Grantee, in good faith, disputes any previously paid or invoiced charges for Post Production Costs, Grantee will notify Grantor in writing within thirty (30) days of receipt of the invoice therefor of the charges being contested and the basis for Grantee’s good faith dispute thereof.  The Parties will each endeavor in good faith to resolve all such disputes. If a dispute has not been resolved by the Parties by the expiration of the ninetieth (90th) day from the date of Grantee’s written notice to Grantor of such dispute, Grantor or Grantee may commence a declaratory relief action seeking adjudication of the contested charges. The prevailing Party shall be entitled to recovery from the other Party of all court costs and fees (excluding, for the avoidance of doubt, legal fees and expenses) incurred by such Party in connection with such dispute.
Section 1.7          Renewals, Extensions, Etc. The Term ORRI shall apply to all renewals, extensions, modifications, and other similar arrangements of the Leases, or any portions thereof, taken or entered into during the Term by Grantor or any of its successors or assigns, or any of their respective affiliates, representative, agents, and/or employees. The Term ORRI shall also apply to every new lease or similar real property interest on or covering any portion of the Lands that is taken during the Term following the expiration, termination, or surrender of any of the Net Oil and Gas Properties, by Grantor or any of its successors or assigns or any of its or their respective affiliates, representatives, agents, and/or employees.  All such new leases or similar real property interests shall be Net Oil and Gas Properties for the purposes of this Conveyance. Additionally, the Term ORRI shall continue in force and effect during the Term and not be extinguished by reason of Grantor acquiring the mineral estate covered by a Lease and thereafter releasing such Lease.
Section 1.8          Marketing of Term ORRI Crude Oil. Subject to Grantee’s right under Section 1.9 of this Conveyance:
(a) if Grantor is the operator of the Wells, Grantor, as operator, shall market or shall cause to be marketed Grantee’s share of Crude Oil attributable to the Term ORRI in good faith and as a reasonably prudent oil and gas operator under the same or similar circumstances;
(b) if Grantor is not operator of the Wells, Grantor shall cause Grantee’s share of Crude Oil attributable to the Term ORRI to be marketed on terms no less than equal to the terms being received by Grantor for its share of oil produced from the Net Oil and Gas Properties; and
(c) Grantee’s share of Crude Oil attributable to the Term ORRI shall be delivered to the credit of Grantee into the facilities of the applicable first purchaser;
provided, however, as between Grantor and Grantee, Grantor shall be in exclusive control and possession of the Hydrocarbons produced from or attributable to the Net Oil and Gas Properties (including Grantee’s share of Crude Oil attributable to the Term ORRI deliverable hereunder) and responsible for any loss, damage, or injury caused thereby; provided, further, however, for the avoidance of doubt, Grantor shall bear no liability or responsibility to either Grantee for any loss, damage, or injury to either Grantee as a consequence of any failure of the first purchaser of the Crude Oil to fully and timely pay for such Crude Oil (including Grantee’s share of such

Crude Oil attributable to the Term ORRI deliverable hereunder).  Furthermore, Grantor may not act for or bind Grantee on any matter, except the marketing and delivery of Grantee’s share of Crude Oil attributable to the Term ORRI as provided for under this Section 1.8.
Section 1.9          Grantee’s Take in Kind Rights. Notwithstanding anything herein to the contrary, Grantee shall have the right to take in kind its share of Crude Oil attributable to the Term ORRI, which right it may exercise at any time and from time to time in its sole discretion. During such time(s) as Grantee so elects to take in kind its share of Crude Oil attributable to the Term ORRI, Grantor and its successors and assigns shall take or cause to take all such actions as are reasonably necessary to permit Grantee to take in kind.
Section 1.10          Division Order. The Term ORRI will be the subject of a division order prepared and provided by the first purchaser of the Crude Oil produced from the Gross Oil and Gas Properties, in a customary form and substance reasonably acceptable to Grantee (the “Division Order”). If, after the Effective Date, the first purchaser of all or a portion of the Crude Oil produced from the Gross Oil and Gas Properties changes, Grantor will ensure that the Term ORRI will be subject to a division order with such new first purchaser (on no less than the same terms as offered to Grantor). The Division Order will direct such first purchaser to remit the Term ORRI payments to Grantee (to an account designated by Grantee) simultaneously with payment to Grantor for Grantor’s interest in the Crude Oil produced from the Gross Oil and Gas Properties.
Section 1.11          Royalties; Taxes. The Term ORRI shall be free of (and without deduction therefrom of) any and all royalties and other burdens on production (other than, for the avoidance of doubt, Post Production Costs subject to Section 1.6 of this Conveyance) and shall bear no part of same. Grantor’s portion of the Net Oil and Gas Properties shall be burdened with, and Grantor shall timely pay, all such royalties and other burdens on production, and Grantor shall defend, indemnify and hold Grantee harmless from and against any loss or claim with respect to any such royalties and other burdens on production or any claim by the owners or holders of such royalties and other burdens on production. Grantor will bear and pay all Taxes with respect to the Term ORRI other than Taxes that are actually deducted from the Existing Royalties or otherwise borne by the owners of the Existing Royalties.  Grantee will immediately reimburse, and indemnify, Grantor for, and from and against any claims related to or incurred in connection with, all amounts paid by or assessed against or charged to Grantor in connection with Grantee’s failure to pay when and as due the Taxes for which Grantee is responsible pursuant to the preceding sentence.
Section 1.12          Pooling and Unitization. During the Term, Grantor shall not voluntarily pool, communitize, or unitize the Term ORRI or the Net Oil and Gas Properties without the express written consent of Grantee, except to the extent required to satisfy applicable Legal Requirements, and any purported pooling, communitization or unitization in contravention of the preceding clause shall be null and void as to Grantee and shall not have the effect of pooling or affecting the Term ORRI.
Section 1.13          Information.

(a) Grantor will provide Grantee with a monthly report setting forth (1) the amount of Crude Oil production sold from the Net Oil and Gas Properties for the relevant month, and (2) Grantor’s estimate of the remaining Term of the Term ORRI (along with supporting information therefor to the extent not previously provided). For the avoidance of doubt, Grantor’s estimation of the remaining Term of the Term ORRI is not intended to be, nor shall be deemed to be, a representation or warranty to Grantee, and any errors in any of Grantor’s estimations shall not give rise to any claim or cause of action of any nature by Grantee.
(b) Grantee will provide Grantor with a copy of all run statements and checks received by Grantee from the first purchaser in connection with the Term ORRI.
Section 1.14          Limitations.
(a) Grantee will look solely to the Crude Oil produced and sold from or attributable to (or otherwise taken in kind in accordance with Section 1.9 of this Conveyance) the Net Oil and Gas Properties for satisfaction and discharge of the Term ORRI, and Grantor will not be personally liable under this Conveyance for the payment and discharge thereof (although Grantor will be personally liable for the performance of its other agreements herein).
(b) Grantor will own, use and, if applicable, operate the Net Oil and Gas Properties in accordance with the Leases, applicable Legal Requirements, and contracts and agreements to which the Net Oil and Gas Properties are bound and, in any event, as a reasonable and prudent operator of oil and gas properties located in the region in which the Gross Oil and Gas Properties are located.
(c) (1) Grantor will not mortgage, pledge or hypothecate the Net Oil and Gas Properties or create or allow to remain any lien or security interest thereon or on any Hydrocarbons produced therefrom, and (2) Grantor will not assign, sell, convey or otherwise transfer the Net Oil and Gas Properties or any part thereof, unless the transferee expressly agrees to assume and perform all of Grantor’s obligations under this Conveyance and the other documents executed in connection herewith (contingent, in the case of a mortgagee, upon taking possession), and such mortgage, pledge, hypothecation, lien, security interest, assignment, sale, conveyance, or other transfer is made and accepted expressly subject and subordinate to this Conveyance. Any purported mortgage, pledge, hypothecation, lien, security interest, assignment, sale, conveyance, or other transfer in violation hereof will be null and void. For the avoidance of doubt, Grantee may freely mortgage, pledge, or hypothecate and/or assign, sell, convey or otherwise transfer (in whole or part) its right, title, and interest in and to the Term ORRI (each, a “Grantee Transfer”); provided, however, Grantee may not mortgage, pledge, or hypothecate, and/or assign, sell, convey, or otherwise transfer (in whole or part) any of its right, title, or interest in or to the Term ORRI unless each such transferee expressly agrees in writing (contingent, in the case of a mortgagee, upon taking possession) to assume and perform all of Grantee’s obligations under this Conveyance and the other documents executed in connection herewith, including, for the avoidance of doubt, the Assignment and Assumption Agreement.

(d) If, at any time, Grantee desires to carry out a Grantee Transfer, Grantee shall have the right to request from Grantor (in which event, Grantor shall, subject to the terms of this Section 1.14(d), within ten (10) days of said request, deliver to Grantee) a copy of the most recent reserve report and/or reserve study (each and all of such reports and/or studies, the “Reserve Report”) prepared by Grantor, its Affiliates, and/or a consulting reservoir engineer, as the case may be, with respect to the Net Oil and Gas Properties, which such Reserve Report may be shared by Grantee with any bona fide proposed transferee (each and all, a “Proposed Transferee”) subject to such Proposed Transferee’s agreement to review the Reserve Report under a duty of confidentiality to Grantor.  In connection therewith, and for the avoidance of doubt, (i) any Reserve Report provided by Grantor to Grantee will be provided as a courtesy only, and (ii) any Reserve Report shared with Grantee shall not, nor be deemed to, in any manner constitute an express or implied representation or warranty of Grantor as to, without limitation, in each case in connection with the Term ORRI or otherwise, the quantity of Hydrocarbons recoverable or to be recovered, the rate of production of Hydrocarbons, the present or future value or price of produced Hydrocarbons, the accuracy or care in preparation of such report or any aspect thereof, or otherwise. To the fullest extent permitted by law, Grantee will indemnify, defend, and hold harmless Grantor, Grantor’s Affiliate if such prepared or had prepared the relevant Reserve Report, and their respective directors (or governing persons), shareholders, members, officers, employees, agents, and third party consulting reservoir engineers (each, an “Indemnified Party”) from and against any and all claims, demands, causes of action, losses, liabilities (including without limitation fines and penalties), costs, and expenses (including without limitation reasonable attorneys’ fees and other costs of defense) asserted against or suffered by any Indemnified Party in connection with any and all claims that arise out of or are incident to or are asserted by Grantee, any Proposed Transferee, and/or, including without limitation, the respective agents, representatives, financiers, or otherwise of Grantee or any Proposed Transferee, in connection with any such party’s use or disclosure of, or reliance on, any Reserve Report or any aspect of any such report, except to the extent such claims, demands, causes of actions, losses, liabilities, costs, or expenses are caused by or arise out of an Indemnified Party’s gross negligence or willful misconduct.
ARTICLE II
 MISCELLANEOUS
Section 2.1          Governing Law. This Conveyance, the obligations of the Parties under this Conveyance, and all other matters arising out of or relating to this Conveyance and the transactions it contemplates, will be governed by and construed in accordance with the laws of the State of California, without giving effect to any conflicts of law principles that would cause the laws of another jurisdiction to apply.  Any dispute arising out of or relating to this Conveyance which cannot be amicably resolved by the Parties, shall be brought in a federal or state court of competent jurisdiction sitting in Los Angeles County of the State of California and the Parties irrevocably submit to the jurisdiction of any such court solely for the purpose of any such suit, action or proceeding.
Section 2.2          Successors and Assigns. The provisions and conditions contained in this Conveyance shall run with the land and the respective interests of Grantor and Grantee and shall be binding upon and inure to the benefit of Grantor and Grantee and their respective successors and assigns.  All references herein to either Grantor or Grantee shall include their respective successors and assigns.
Section 2.3          Subrogation. Grantee is specially assigned and subrogated to warranties of title that Grantor may have from its predecessors in interest to the extent applicable with respect to the Term ORRI and to the extent Grantor may legally assign such rights and grant such subrogation.
Section 2.4          Counterpart Execution; Recordation. This Conveyance may be executed in multiple originals all of which shall constitute one and the same conveyance.
Section 2.5          Severability. Except as otherwise expressly stated herein, in the event any provision contained in this Conveyance shall for any reason be held invalid, illegal, or unenforceable by a court or regulatory agency of competent jurisdiction, such invalidity, illegality, or unenforceability shall not affect the remaining provisions of this Conveyance.
Section 2.6          Further Assurances. Grantor, at Grantee’s request, and Grantee at Grantor’s request, shall execute and deliver such further instruments and do such further acts as may be necessary to carry out the purposes of this Conveyance.
Section 2.7          Audit. At Grantee’s written request, subject to any applicable restrictions on disclosure of information, Grantor shall give Grantee and its designated representatives reasonable access to Grantor’s office during normal business hours to (a) all production data and sales documentation (including sales agreements) in Grantor’s or its Affiliates possession relating to the Gross Oil and Gas Properties, (b) all other information and supporting documentation relevant to revenues, expenditures and other amounts relevant to the calculation of the amounts payable with respect to the Term ORRI, and (c) all reserve reports and reserve studies in possession of Grantor or its Affiliates relating to the Net Oil and Gas Properties, whether prepared by Grantor, its Affiliates or consulting engineers.
Section 2.8          Present and Absolute Conveyance. It is the express intention of Grantor and Grantee that the Term ORRI is, and shall be construed for all purposes as, a present, fully-vested, and absolute conveyance of real property.
Section 2.9          Tax Treatment. The Parties intend that, for federal income tax purposes (and any comparable provisions of state and/or local law), the Term ORRI will be characterized as a retained production payment, as described at Section 636(b) of the Code.  The Parties will not take any position inconsistent with such characterization in any Tax return and/or examination/proceeding, unless otherwise required by law.
Section 2.10          Waiver. The failure of a Party to insist upon strict performance of any provision hereof shall not constitute a waiver of or estoppel against asserting the right to require the performance in the future, nor shall a waiver or estoppel in any one instance constitute a waiver or estoppel with respect to a later breach of a similar nature or otherwise.
Section 2.11          Construction. The Parties have participated jointly in the negotiation and drafting of this Conveyance. If an ambiguity or question of intent or interpretation arises, this

Conveyance will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring either Party because of the authorship of any provision of this Conveyance.  The Parties will treat the words “include,” “includes” and “including” as if followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires.
Section 2.12          Errors. It is the intent of Grantor to convey the Term ORRI regardless of any errors in the description of any Net Oil and Gas Property, any incorrect or misspelled names, or any transcribed or incorrect recording references contained in any exhibit to this Conveyance.
Section 2.13          Definitions.  As used herein and in the exhibits hereto, the following terms shall have the respective meanings ascribed to them below:
(a) “Affiliate” means any Person which (1) controls either directly or indirectly a Party, or (2) is controlled directly or indirectly by such Party, or (3) is directly or indirectly controlled by a Person which directly or indirectly controls such Party, for which purpose “control” means the right to exercise more than 50% of the voting rights in the appointment of the directors or similar representation of a Person.
(b) “Barrel” means 42 United States standard gallons at 60 degrees Fahrenheit.
(c) “Code” means the Internal Revenue Code of 1986, as amended.
(d) “Governmental Authority” means any entity or body exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to United States federal, state, local, or municipal governments, foreign, international, multinational, or other government, including any department, commission, board, agency, bureau, subdivision, instrumentality, official, or other regulatory, administrative, or judicial authority thereof, and any non-governmental regulatory body to the extent that the rules and regulations or orders of such body have the force of law.
(e) “Hydrocarbons” means crude oil, gas, natural gas liquids, condensate, casinghead gas, and other liquid or gaseous hydrocarbons (or any combination or constituents thereof), produced and severed from, or allocable to, the Net Oil and Gas Properties.
(f) “Legal Requirement” means any requirement imposed pursuant to any statute, rule, regulation, order, permit or license of any applicable Governmental Authority or by any applicable court order.
(g) “Party” means either Grantor or Grantee, as the case may be, and “Parties” means both of them.
(h) “Person” means any individual, corporation (including a non-profit corporation), company, general or limited partnership, limited liability company, joint stock company, joint venture, business, estate, trust, association, incorporated or unincorporated organization, club, syndicate, firm, labor union, or other legal entity or Governmental Authority.
(i) “Taxes” means any and all taxes, levies, or other like assessments, including but not limited to income tax, franchise tax, profits tax, windfall profits tax, surtax, gross receipts tax, capital gains tax, remittance tax, withholding tax, sales tax, use tax, value added tax, goods and services tax, presumptive tax, net worth tax, special contribution, production tax, pipeline transportation tax, severance tax, excise tax, ad valorem tax, property tax (real, personal or intangible), inventory tax, transfer tax, premium tax, environmental tax (including taxes under Section 59A of the Code), customs duty, stamp tax or duty, capital stock tax, margin tax, occupation tax, payroll tax, employment tax, social security tax, unemployment tax, disability tax, alternative or add-on minimum tax, estimated tax, and any similar tax or assessment imposed by any Governmental Authority or other taxing authority, together with any interest, fine or penalty, or addition thereto, whether disputed or not.
Signature Page to Follow

IN WITNESS WHEREOF, the Parties have executed this Conveyance as of April 1, 2018.
GRANTOR:
SUNNY FROG OIL LLC

By:      Sunny Frog Investments LLC,
its manager

By:
 Name: Cary Meadow
Title: Manager

GRANTEE:
SFO PRODUCTION PAYMENT LLC

By:      Sunny Frog Investments LLC,
its manager

By:
Name: Cary Meadow
Title: Manager

Signature Page to
 Conveyance of Term Overriding Royalty Interest

STATE OF CALIFORNIA                     )
COUNTY OF __________________ )
On ______________________________________ before me, _____________________, a Notary Public, personally appeared Cary Meadow, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature _______________________________
(Seal)

Acknowledgement Page to
 Conveyance of Term Overriding Royalty Interest

STATE OF CALIFORNIA                     )
COUNTY OF __________________ )
On ______________________________________ before me, _____________________, a Notary Public, personally appeared Cary Meadow, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature _______________________________
(Seal)
Acknowledgement Page to
 Conveyance of Term Overriding Royalty Interest

EXHIBIT A
Leases/Fee Interests
See attached.

EXHIBIT A-1
Property Boundary Wrap

See attached for Sansinena Field.

EXHIBIT B
Wells

See attached.